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THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                                     Exhibit 11 - Computation of Earnings per Share

(in thousands, except per share data)
----------------------------------------------------------------------------------------------------------------------
                                     Fiscal 1997                     Fiscal 1996                   Fiscal 1995
                        ------------------------------- ----------------------------- --------------------------------
                              Earnings   Shares    Per    Earnings    Shares     Per      Earnings   Shares     Per
                               (Num-    (Denom-   Share     (Num-     (Denom-   Share       (Num-    (Denom-   Share
                              erator)    inator)  Amount   erator)    inator)   Amount     erator)   inator)   Amount
                              -------    -------  ------   -------    -------   ------     -------   -------   ------
Basic EPS
Earnings available to
  common stockholders         $49,611    61,133   $0.81    $100,824    60,305    $1.67     $81,494    59,581    $1.37
                                                  =====                          =====                          =====

Effect of Dilutive Securities
Adjustment for interest on 4%
  convertible subordinated
  notes, net of tax                 -         -               2,168     2,104                2,200     2,104
Adjustment for interest on 4%
  zero coupon subordinated
  notes, net of tax                 -         -               1,409     1,303                    -         -
Common Shares assumed
  issued upon exercise of
  dilutive stock options            -       524                   -       893                    -       903
                              -------    ------            --------    ------              -------    ------

Diluted EPS
Earnings available to common
  stockholders assuming
  conversion                  $49,611    61,657   $0.80    $104,401    64,605    $1.62     $83,694    62,588    $1.34
                              =======    ======   =====    ========    ======    =====     =======    ======    =====


(Table Restubbed Below)

(in thousands, except per share data)
------------------------------------------------------------------------------------------------------
                                                 Fiscal 1994                        Fiscal 1993
                                     -----------------------------------------------------------------
                                         Earnings    Shares     Per     Earnings    Shares      Per
                                          (Num-      (Denom-   Share      (Num-     (Denom-   Share
                                          erator)    inator)  Amount     erator)   inator)    Amount
                                          -------    -------  ------     -------   -------    ------
Basic EPS
Earnings available to
  common stockholders                   $ 75,708(1)  59,252   $1.28(1)   $65,512    60,805     $1.08
                                                              =====                            =====

Effect of Dilutive Securities
Adjustment for interest on 4%
  convertible subordinated
  notes, net of tax                          897        873                    -         -
Adjustment for interest on 4%
  zero coupon subordinated
  notes, net of tax                            -          -                    -         -
Common Shares assumed
  issued upon exercise of
  dilutive stock options                       -      1,313                    -     1,086
                                         -------     ------             --------    ------
Diluted EPS
Earnings available to common
  stockholders assuming
  conversion                            $ 76,605(1)  61,438   $1.25(1)   $65,512    61,891     $1.06
                                         =======     ======   =====      =======    ======     =====
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(1)   Includes a $4,300, or $.07 per share charge, from the cumulative effect of an accounting change for postemployment benefits. Basic earnings and basic earnings per share before the accounting change was $80,008 and $1.35, respectively. Diluted earnings and diluted earnings per share before the accounting change was $80,905 and $1.32, respectively.